SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 10, 2001

                               GOLD STANDARD, INC.
             (Exact name of Registrant as specified in its Charter)


              Utah                     001-08397                   87-0302579
(State or other Jurisdiction of        (Commission              (I.R.S. Employer
Incorporation or Organization)           File No.)           Identification No.)



           136 South Main Street, Ste 712, Salt Lake City, Utah 84101
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (801) 328-4452

                                 Not applicable.
          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  Other Events

         On May 8, 2001, the Registrant, Gold Standard, Inc. ("Gold Standard") filed a Current Report on Form 8-K, reporting a letter of intent between the Registrant and Vector Medical Technologies, Inc. ("Vector"), pertaining to a possible merger transaction between the companies. Following the execution of the letter of intent, the Registrant was unable to satisfactorily complete a due diligence review of Vector, and enter into a definitive merger agreement with Vector. As a result, the Registrant has notified Vector that this proposed transaction has been terminated in accordance with the terms of the letter of intent.



                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

                                           REGISTRANT:

                                           GOLD STANDARD, INC.

Date: August 13, 2001                      By:    /s/  Scott L. Smith
                                           Scott L Smith
                                           President and Chief Financial Officer